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                                                                    Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 30, 2004 (except for Notes 8 and 15, as to which the date is July 23, 2004), in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-120973) and related Prospectus of Cyberkinetics Neurotechnology Systems, Inc. (formerly Cyberkinetics, Inc.) for the registration of 2,760,000 shares of its common stock.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts

January 13, 2005